Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Douglas Lindsay 972/753-2342
Executive Vice President & CFO	Vice President of Finance
wmccalmont@acecashexpress.com	dlindsay@acecashexpress.com
ACE CASH EXPRESS REPORTS FISCAL 2006 SECOND QUARTER RESULTS
DALLAS (January 26, 2006)— ACE Cash Express, Inc. (NASDAQ:AACE) announced fiscal second quarter 2006 net income of $5.0 million and diluted earnings per share of $0.36, compared to fiscal second quarter 2005 net income of $5.8 million and diluted earnings per share of $0.42. During the fiscal second quarter of 2006, ACE’s total revenue increased 12 percent to $72.3 million from $64.7 million in the prior year period, due primarily to a 13 percent increase in check cashing fees, an 8 percent increase in loan fees and interest, and a 23 percent increase in bill payment and prepaid debit card services.
Comparable store revenues increased 4.2 percent compared to the prior year period. Loan fees and interest increased 2.9 percent, and in states not impacted by the revised FDIC Guidelines for PayDay Lending, increased by 8.0 percent. Check fees increased by 2.4 percent.
“We remain confident in our long-term disciplined growth strategy of de novo store development complemented by opportunistic acquisitions and the introduction of new products and services. We continue to believe that there are increased consumer and financial performance benefits related to offering our customers a full suite of financial products in an expanding network of stores,” said Jay B. Shipowitz, President and Chief Executive Officer.

Among ACE’s accomplishments during the fiscal second quarter 2006 were:
•	The total ACE store network, including franchised stores, had a second quarter record 10.7 million customer visits and processed approximately $2.7 billion in transactions.

•	Comparable store sales for company-owned stores increased 4.2 percent compared to the second quarter of fiscal 2005.

•	ACE company-owned stores cashed over 3.6 million checks, with a face value of approximately $1.4 billion, resulting in check-cashing fees for the quarter of $33.0 million, up 13 percent from $29.2 million in the second quarter of fiscal 2005. Comparable store check cashing fees increased 2.4 percent compared to the prior year.

•	ACE company-owned stores processed over 600,000 loan transactions, disbursed over $179 million in loan proceeds and generated interest income and fees of $26.5 million. Comparable store loan fees in company-owned stores increased 2.9 percent over the prior year’s second quarter, and in states not impacted by the FDIC Revised Guidelines, increased by 8.0 percent.

•	ACE company-owned stores processed over 2.0 million bill payment and debit card transactions, producing a revenue increase of 23 percent, to $6.1 million, from $4.9 million in the prior year period.

•	ACE company-owned stores sold approximately 65,000 prepaid debit cards in the second quarter of fiscal 2006, an increase of 48 percent over the prior year’s fiscal second quarter.
“With over 1,500 locations and a diversified product and service offering, we believe ACE has developed a unique network serving the financial services needs of our customers,” commented Mr. Shipowitz. “We are continuing to leverage our network to offer new products and services such as the VISA® and MASTERCARD® prepaid cards, payroll cards, an enhanced ACE loyalty card, and the ability to access money on a stored value card.”

Results for the Six Months Ended December 31, 2005
For the first six months of fiscal 2006, ACE’s total revenue increased 9 percent, to $138.5 million, from $126.8 million in the first six months of fiscal 2005. Net income decreased 28 percent, to $7.9 million compared with $10.9 million in the prior year period, resulting in a decline in diluted earnings per share of 27 percent, to $0.57 per diluted share from $0.78 cents per diluted share in the prior year period. Net income for the first six months of fiscal 2006 includes an after-tax charge of $1.0 million related to losses from Hurricane Katrina. Comparable store sales increased by 3.2 percent during the first six months of fiscal 2006 compared to the first six months of fiscal 2005 as a result of continued strength in loan fees and bill payment services.
Acquisition of Popular Cash Express Stores
On November 30, 2005, ACE completed the acquisition of 107 stores owned and operated by Popular Cash Express for $33.6 million. In connection with this acquisition, ACE issued a $19.4 million convertible note to the seller with an interest rate of 3.625% convertible into shares of ACE’s common stock at a conversion price of $26.77 per share. ACE plans to invest approximately $5 million of capital improvements in the acquired stores during the next 24 months.
Store Openings
ACE reached the 1,500th retail store milestone during the fiscal second quarter of 2006. For the quarter, the Company opened 25 company-owned stores, including 12 ACE Cash Express stores and 13 ACE Cash Advance stores, and acquired 116 stores, including the 107 Popular Cash Express locations. ACE franchisees also opened an additional 7 stores during the quarter. ACE ended the quarter with 1,301 company-owned stores, 219 franchised stores and a total network of 1,520 stores.

Fiscal 2006 Business Guidance
The statements in the bullet points below are the Company’s outlook or forecast for the Company’s business for the third quarter ending March 31, 2006 and the fiscal year ending June 30, 2006. These statements are made only as of January 26, 2006 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may prove to be wrong.
•	The Company expects to open 20 to 30 additional ACE Cash Express stores in the next two quarters for a total of 50 to 60 stores in fiscal 2006.

•	The Company expects to open 26 to 36 additional ACE Cash Advance stores in the next two quarters for a total of 50 to 60 stores in fiscal 2006.

•	The Company expects to close 8 to 18 additional stores in the next two quarters for a total of 20 to 30 stores in fiscal 2006.

•	The Company currently estimates franchisees will open a total of approximately 25 to 30 stores in fiscal 2006.

•	The Company expects its fiscal 2006 tax rate to be 39 percent.

•	The Company began expensing stock options in fiscal 2006 and expects to record stock option expense of approximately $1 million.

•	The Federal Deposit Insurance Corporation’s Revised Guidelines for Payday Lending, which took effect July 1, 2005, is expected to adversely impact the Company’s payday loan business in fiscal 2006. The Company cannot currently quantify this impact or the benefits that recently introduced alternative loan products may have on its revenue and profitability in fiscal 2006. At this time ACE currently offers its customers the following loan products:
•	Short-term consumer loans offered pursuant to state regulation (ACE Loan) in 21 states and the District of Columbia with an average term of approximately 14 days;

•	Short-term consumer loans in Texas, Arkansas and Pennsylvania offered by Republic Bank of Kentucky (RBT Loan) with a 14-day term;

•	On August 1, 2005, the Company began to offer installment loans in Texas, Arkansas and Pennsylvania made by First Bank of Delaware (FBD Loan) with a 20-week term. An FBD Loan generates loan fees and interest for ACE of approximately 55 percent to 80 percent of the loan fees and interest generated by an RBT Loan depending upon the number of days the FBD Loan is outstanding. Customers are only offered an FBD Loan if they do not qualify for an RBT Loan.
•	The Company expects its provision for loan losses to be between 35 percent and 37 percent of its loan fees and interest in its third fiscal quarter of 2006.

•	The Company expects its interest expense, inclusive of the interest expense associated with its recently issued $19.4 million Convertible Note, to be between $4.1 million and $4.4 million in its third fiscal quarter of 2006.

•	In the Company’s third fiscal quarter of 2006, the number of diluted shares outstanding will include approximately 725,000 shares issuable pursuant to the recently issued $19.4 million Convertible Note.
About ACE Cash Express
ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans, bill payment and prepaid debit card services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of December 31, 2005, ACE had a network of 1,520 stores in 34 states and the District of Columbia, consisting of 1,301 company-owned stores and 219 franchised stores. ACE focuses on serving consumers, many of who seek alternatives to traditional banking relationships in order to gain convenient and immediate access to financial services. ACE’s website is found at http://www.acecashexpress.com.
Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, First Bank of Delaware, Travelers Express and its affiliates, and its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the RBT loans offered by Republic Bank & Trust Company and the FBD loans offered by First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the Federal Deposit Insurance Corporation’s Revised Guidelines for Payday Lending, which took effect on July 1, 2005 and require that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Revenues	$72,264	$64,747	$138,457	$126,773

Store expenses:
Salaries and benefits	18,019	15,767	35,254	30,554
Occupancy	9,967	8,378	19,423	16,560
Provision for loan losses and doubtful accounts	9,462	6,994	17,621	14,462
Depreciation	2,159	1,771	4,225	3,458
Hurricane Katrina related expenses	—	—	1,655	—
Other	10,238	9,565	20,573	19,373

Total store expenses	49,845	42,475	98,751	84,407

Gross margin	22,419	22,272	39,706	42,366

Region expenses	6,107	5,806	12,025	11,025
Headquarters expenses	5,577	5,065	10,407	9,746
Franchise expenses	301	321	579	588
Other depreciation and amortization	889	679	1,710	1,385
Interest expense, net	1,236	794	2,046	1,387
Other (income) expense, net	103	(106)	36	66

Income before income taxes	8,206	9,713	12,903	18,169
Provision for income taxes	3,202	3,885	5,034	7,268

Net income	$5,004	$5,828	$7,869	$10,901

Earnings per share:
Basic	$0.37	$0.43	$0.58	$0.81
Diluted	$0.36	$0.42	$0.57	$0.78

Weighted average number of common shares outstanding:
Basic	13,521	13,465	13,495	13,414
Diluted	14,096	13,973	13,964	13,910
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,	June 30,
	2005	2005
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$178,599	$109,430
Accounts receivable, net	7,236	3,969
Loans receivable, net	26,473	20,787
Prepaid expenses, inventories and other current assets	14,793	13,685

Total Current Assets	227,101	147,871

Noncurrent Assets
Property and equipment, net	41,542	37,657
Covenants not to compete, net	2,570	1,668
Goodwill, net	132,504	98,702
Other assets	8,079	6,723

Total Assets	$411,796	$292,621

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Revolving advances	$111,300	$43,300
Accounts payable, accrued liabilities and other current liabilities	48,566	36,117
Money orders payable	14,364	4,867

Total Current Liabilities	174,230	84,284

Noncurrent Liabilities
Deferred income tax	3,731	4,302
Deferred revenue	3,602	3,271
Convertible notes payable	19,400	—
Other liabilities	4,353	4,079

Total Liabilities	205,316	95,936

Commitments and Contingencies

Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 14,069,368 and 13,912,045 shares issued and 13,857,968 and 13,700,645 shares outstanding, respectively	139	137
Additional paid-in capital	106,558	103,544
Retained earnings	106,705	98,836
Accumulated comprehensive income (loss)	138	(56)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(4,353)	(3,069)

Total Shareholders’ Equity	206,480	196,685

Total Liabilities and Shareholders’ Equity	$411,796	$292,621

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2005	2004	2005	2004	2005	2004
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	1,163	1,055	1,142	1,026	1,026	968
Acquired	116	17	118	40	74	34
Opened	25	23	54	38	80	53
Sold	—	(3)	(1)	(3)	(6)	(5)
Closed	(3)	(7)	(12)	(16)	(32)	(24)

End of period	1,301	1,085	1,301	1,085	1,142	1,026
Franchised stores in operation:
Beginning of period	226	202	229	204	204	200
Opened	7	17	13	26	48	32
Acquired by ACE	(3)	(3)	(5)	(14)	(22)	(13)
Closed/Sold	(11)	—	(18)	—	(1)	(15)

End of period	219	216	219	216	229	204

Total store network	1,520	1,301	1,520	1,301	1,371	1,230

Percentage increase (decrease) in comparable store revenues from prior period: (1)
Total revenue	4.2%	4.8%	3.2%	6.1%	3.1%	5.0%
Check fees including tax check fees	2.4%	(2.8)%	1.2%	(2.3)%	(3.8)%	4.1%
Loan fees and interest	2.9%	14.0%	3.1%	17.2%	12.7%	7.8%

Capital Expenditures: (in thousands)
Purchases of property and equipment, net	$4,506	$3,741	$7,539	$6,438	$18,951	$7,439
Store acquisition costs:
Property and equipment	1,793	275	1,825	614	958	511
Intangible assets	34,946	3,042	36,222	6,551	18,429	6,403

Check Cashing Data:
Face amount of checks cashed (in millions)	$1,356	$1,201	$2,578	$2,348	$5,277	$5,103
Face amount of average check	$376	$358	$373	$358	$396	$388
Average fee per check	$9.15	$8.72	$9.05	$8.75	$9.98	$9.91
Fees as a percentage of average check	2.43%	2.44%	2.43%	2.44%	2.52%	2.55%
Number of checks cashed (in thousands)	3,603	3,353	6,912	6,557	13,325	13,151

Check Collections Data: (in thousands except percentages)
Face amount of returned checks	$8,973	$6,897	$17,975	$12,849	$26,914	$21,705
Collections	7,667	5,291	14,768	9,332	20,951	13,947

Net write-offs	$1,306	$1,606	$3,207	$3,517	$5,963	$7,758

Collections as a percentage of returned checks	85.4%	76.7%	82.2%	72.6%	77.8%	64.3%
Net write-offs as a percentage of revenues	1.8%	2.5%	2.3%	2.8%	2.2%	3.1%
Net write-offs as a percentage of the face amount of checks cashed	0.10%	0.13%	0.12%	0.15%	0.11%	0.15%
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2005	2004	2005	2004	2005	2004
Combined Short-Term Consumer Loans Operating Data:
Volume — new loans and refinances	$179,656	$172,309	$361,176	$331,982	$640,356	$527,723
Average advance	$310	$292	$305	$288	$290	$278
Average finance charge	$46.82	$46.08	$45.49	$45.47	$45.87	$43.71
Number of loan transactions — new loans and refinances	533	579	1,096	1,134	2,139	1,909
Matured loan volume	$179,411	$163,457	$352,338	$318,022	$613,380	$516,741
Loan fees and interest	$26,515	$24,514	$51,724	$47,737	$91,793	$77,029
Loan loss provision	$9,417	$6,979	$17,531	$14,403	$26,941	$24,280
Gross margin on loans	64.5%	71.5%	66.1%	69.8%	70.7%	68.5%
Loan loss provision as a percent of matured loan volume	5.2%	4.3%	5.0%	4.5%	4.4%	4.7%

Loans Processed for Republic Bank: (2)
Volume — new loans	$26,275	$50,954	$55,038	$99,408	$184,646	$159,692
Average advance	$314	$321	$312	$318	$319	$296
Average finance charge	$55.46	$56.71	$54.97	$56.05	$56.30	$52.11
Number of loan transactions	84	159	177	313	578	541
Matured loan volume	$25,600	$49,206	$57,163	$96,505	$181,153	$157,018
Loan fees and interest	$3,946	$7,594	$8,480	$14,858	$27,880	$24,036
Provision for loan losses payable to Republic Bank	$1,778	$2,223	$3,336	$4,560	$8,686	$7,390

Loans Processed for First Bank of Delaware: (3)
Volume — new loans (4)	$7,730	—	$14,999	—	—	—
Average advance	$349	—	$345	—	—	—
Average finance charge (5)	$34.67	—	$34.23	—	—	—
Number of loan transactions (6)	22	—	43	—	—	—
Matured loan volume (7)	$25,142	—	$36,884	—	—	—
Loan fees and interest	$3,496	—	$5,397	—	—	—
Provision for loan losses payable to
First Bank of Delaware	$1,305	—	$1,914	—	—	—

ACE Loans:
Volume — new loans and refinances	$145,651	$121,355	$291,139	$232,574	$455,710	$368,031
Average advance	$307	$278	$301	$274	$277	$269
Average finance charge	$45.58	$41.22	$44.19	$40.57	$41.17	$39.40
Number of loan transactions — new loans and refinances	427	420	876	821	1,561	1,368
Matured loan volume	$128,669	$114,251	$258,291	$221,517	$432,227	$359,723
Loan fees and interest	$19,073	$16,920	$37,847	$32,879	$63,913	$52,993
Loan loss provision	$6,334	$4,756	$12,281	$9,843	$18,255	$16,890

ACE Loans Balance Sheet Data:
Gross loans receivable	$40,879	$34,485	$40,879	$34,485	$31,790	$27,663
Less: Allowance for losses	14,406	12,961	14,406	12,961	11,003	10,616

Loans receivable, net of allowance	$26,473	$21,524	$26,473	$21,524	$20,787	$17,047

Allowance for losses on loans receivable:
Beginning of period	$13,221	$12,021	$11,003	$10,616	$10,616	$8,734
Provision for loan losses	6,334	4,756	12,281	9,843	18,255	16,890
Charge-offs	(5,229)	(4,793)	(8,958)	(8,626)	(18,996)	(15,295)
Recoveries	80	977 (8)	80	1,128	1,128	287

End of period	$14,406	$12,961	$14,406	$12,961	$11,003	$10,616

Allowance as a percent of gross loans receivable	35.2%	37.6%	35.2%	37.6%	34.6%	38.3

(1)	Calculated based on changes in revenue for all company-owned stores open in both periods and open for at least 13 months.

(2)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust Company at our company-owned stores in Arkansas, Pennsylvania and Texas since January 1, 2003.

(3)	First Bank of Delaware loans are 20-week installment loans made by First Bank of Delaware at our company-owned stores in Arkansas, Pennsylvania, and Texas since August 2005.

(4)	Includes only the loan origination amount for each installment loan.

(5)	The loans processed for First Bank of Delaware are 20-week loans; the average finance charge is presented based upon the 14-day average duration of the ACE loans and the Republic Bank loans.

(6)	Includes the initial 20-week loan transaction only.

(7)	Includes maturing principal amount for each 2-week payment.

(8)	Includes the recovery of $0.9 million from the sale of previously charged-off ACE loans.
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2005	2004	2005	2004	2005	2004	2003
Revenues (in thousands):
Check cashing fees	$32,957	$29,243	$62,569	$57,360	$131,619	$129,194	$125,703
Loan fees and interest	26,515	24,514	51,724	47,737	91,793	77,029	70,806
Bill payment services	6,067	4,925	11,363	9,634	20,266	16,960	13,507
Money transfer services	3,307	2,883	6,275	5,708	11,868	11,136	10,898
Money order fees	1,671	1,695	3,270	3,426	6,875	6,330	6,960
Franchise revenues	825	855	1,594	1,602	3,180	2,774	2,346
Other fees	922	632	1,662	1,306	3,048	3,236	4,069

Total revenue	$72,264	$64,747	$138,457	$126,773	$268,649	$246,659	$234,289

	Three Months Ended		Six Months Ended
	December 31,		December 31,		Year Ended June 30,
	2005	2004	2005	2004	2005	2004	2003
Percentage of Revenues:
Check cashing fees	45.6%	45.2%	45.2%	45.2%	49.0%	52.4%	53.7%
Loan fees and interest	36.7	37.9	37.4	37.7	34.2	31.2	30.2
Bill payment services	8.4	7.6	8.2	7.6	7.5	6.9	5.8
Money transfer services	4.6	4.4	4.5	4.5	4.4	4.5	4.6
Money order fees	2.3	2.6	2.4	2.7	2.6	2.6	3.0
Franchise revenues	1.1	1.3	1.1	1.3	1.2	1.1	1.0
Other fees	1.3	1.0	1.2	1.0	1.1	1.3	1.7

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
January 26, 2006
5 p.m. EST
     An investor conference call will be held today, January 26, 2006 at 5 p.m. EST, regarding the release of ACE Cash Express, Inc.’s fiscal 2006, second quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 4204924. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer, will present the second quarter review.
     For your convenience, the conference call will be replayed in its entirety beginning at approximately 6 p.m. EST on January 26th through 12 p.m. EST on February 2nd. If you wish to listen to a replay of this conference call, dial (800) 642-1867, provide your name and use confirmation number 4204924.
     If you have questions regarding this conference call, please contact Joy Robinson at (972) 753-2305.